UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

Hero Technologies Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-261062	77-0643398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 The Green Suite 4000,

Dover, DE 19901

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code):(302) 538-4165

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On November 21, 2023, Gina Serkasevich resigned from the positions of Chief Executive Officer (CEO) and Chief Financial Officer (CFO) of Hero Technologies Inc. (the “Company”) effective as of November 21, 2023.

Appointment of Chief Executive Officer and New Director.

Effective November 22, 2023, Destiny Aigbe, was appointed as Chief Executive Officer and sole director in Board of Directors (the “Board”) of Hero Technologies Inc. (the “Company”). Mr. Aigbe will provide professional services concerning strategy, analysis, and other managerial services for the Company as it raises funds and deploys capital to grow its vertically integrated artificial intelligence (AI) business and operates these businesses.

On November 22, 2023, the Company entered into an employment agreement (the “Agreement”) with Mr. Aigbe for his service as Director and Chief Executive Officer. The Agreement provides that Mr. Aigbe’s compensation will consist of a)$10,000 per month, payable on the first of each calendar month, and b) 20% of the Company’s revenue or cash flow, whichever is higher revenue or cash flow could be calculated based on the Company’s filed Quarterly Reports and paid on a quarterly basis within 45 days of the conclusion of each fiscal quarter or immediately, when cash flow hits the bank account of Hero Technologies Inc. or a subsidiary, and c) $300,000 worth of stock of Hero Technologies Inc., every year, trading under the ticker symbol “HENC” on the OTC Markets subject to the lock-up/leak-out terms. There are no arrangements or understandings between Mr.Aigbe and any other person pursuant to which he was selected as a director, and there are no transactions related to the Company in which Mr. Aigbe has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Agreement and/or compensation terms are qualified in their entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment And Consulting Agreement dated as of November 22, 2023 between Hero Technologies Inc. and Destiny Aigbe
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HERO TECHNOLOGIES INC.

Date: November 28, 2023	By:	/s/ Destiny Aigbe
	Name:	Destiny Aigbe
	Title:	Chief Executive Officer

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